EXHIBIT 24.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 13, 1998 accompanying the financial statements of SAC Technologies, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of SAC Technologies, Inc. on Form S-8 (File No. 333-37351) effective October 7, 1997.


/s/ Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
March 13, 1998